Exhibit 99.1

FERRELLGAS PARTNERS POSTS RECORD SECOND QUARTER ADJUSTED

EBITDA, IN SPITE OF WARMER-THAN-NORMAL TEMPERATURES;

REAFFIRMS GUIDANCE FOR FISCAL 2015 ADJUSTED EBITDA

OVERLAND PARK, KAN., March 11, 2015 (GLOBENEWSWIRE) — Ferrellgas Partners, L.P. (NYSE:FGP) today reported strong results for fiscal 2015’s second quarter ended January 31, 2015, despite temperatures being 9% warmer than a year ago and 4% warmer than normal.

For the second year in a row, the company posted record-setting adjusted EBITDA in its second quarter, with this year’s figure reaching $136.9 million. Distributable cash flow (DCF) to equity investors in the quarter was $110.3 million, producing DCF coverage of 1.16 x. During the last 12 months, the partnership generated $27 million of excess cash flow to fund organic and acquisitive growth. Net earnings for the second quarter climbed 41% to $86.4 million, or $1.02 per common unit, from $61.1 million, or $0.76 per common unit primarily due to a loss of $20.9 million for extinguishment of debt in the prior year period that was not repeated.

“We’re quite pleased with our second-quarter results,” commented President and Chief Executive Officer Steve Wambold. “Improved propane margins and lower expenses in our retail operations more than offset the negative effects of Mother Nature and the effect lower commodity costs had on our midstream operations. We’re seeing the strategic initiatives we’ve undertaken over the last three years targeting operational discipline and flexibility having their desired effect in our propane operations. We were also buoyed by Blue Rhino’s continued positive momentum.”

Further, the partnership reiterated its full-year adjusted EBITDA guidance of $300 million to $320 million. Driven by widespread cold temperatures in February and early March and ongoing cost discipline, Ferrellgas posted strong February results. “We’re off to a strong start to our third quarter,” continued

Wambold, “and we are optimistic about an extended heating season and its impact on demand.”

While retail propane sales, adversely affected by warmer weather, declined to 216 million gallons from 247 million gallons the year before, margins significantly improved as the cost of propane decreased dramatically from prior year.

Blue Rhino’s performance exceeded expectations in the second quarter with record volume, up 3% over year-ago levels, and solid same-store gains registered across convenience, drug, grocery and hardware stores.

Operating expense of $107.1 million was down more than 8% from the year-ago level, benefiting from both the lower cost of fuel and the operational ability to flex our expenses down in warmer periods. General and administrative expense declined 12% to $10.6 million. Interest expense was up 10% to $24.4 million, primarily attributable to merger and acquisition activity.

“The acquisition environment remains attractive,” Wambold said. “and our pipeline has grown significantly in recent weeks. We remain committed to achieving our diversification strategy through accretive, complementary acquisitions, and we are aggressively but deliberately pursuing some excellent opportunities that fit our model.”

For the first half of fiscal 2015, Adjusted EBITDA improved 5% to $171.3 million. Operating expense declined 4% to $210 million, while general and administrative expense decreased 6% to $21.5 million. Net earnings climbed to $53.2 million, or $0.63 per unit, from $36.1 million, or $0.45 per unit, the year before.

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million, or 27.5% of the outstanding common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form

10-K with the Securities and Exchange Commission on September 29, 2014.  Investors can request a hard copy of this filling free of charge and obtain more information about the partnership online at www.ferrellgas.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, and the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Contacts:

Jack Herrold, Investor Relations

jackherrold@ferrellgas.com or (913) 661-1851

Scott Brockelmeyer, Media Relations

scottbrockelmeyer@ferrelllgas.com or (913) 661-1830

Jim Saladin, Media Relations

jimsaladin@ferrellgas.com or (913) 661-1833

# # #

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE, SIX AND TWELVE MONTHS ENDED JANUARY 31, 2015 AND 2014

(in thousands, except per unit data)

(unaudited)

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2015	2014	2015	2014	2015	2014
Revenues:
Propane and other gas liquids sales	$560,867	$789,446	$955,228	$1,171,669	$1,930,902	$1,992,581
Other	105,106	80,237	154,100	113,044	299,573	245,825
Total revenues	665,973	869,683	1,109,328	1,284,713	2,230,475	2,238,406

Cost of product sold:
Propane and other gas liquids sales	330,692	551,506	595,506	810,260	1,241,634	1,312,628
Other	70,290	48,709	94,150	62,055	190,247	149,877

Gross profit	264,991	269,468	419,672	412,398	798,594	775,901

Operating expense (including $(4,500), $(6,300) and $(1,300) of change in fair value of contingent consideration for the three, six and twelve month period ended January 31, 2015)	107,147	116,743	210,030	219,709	436,514	427,735
Depreciation and amortization expense	23,943	20,643	47,252	40,858	90,596	82,576
General and administrative expense	10,621	12,095	21,449	22,876	44,556	45,939
Equipment lease expense	5,795	4,274	11,327	8,340	20,732	16,573
Non-cash employee stock ownership plan compensation charge	3,788	3,636	8,162	6,679	23,272	12,599
Non-cash stock-based compensation charge (a)	318	5,919	16,430	10,350	30,588	17,683
Loss on disposal of assets	1,414	1,337	2,375	1,694	7,167	9,724

Operating income	111,965	104,821	102,647	101,892	145,169	163,072

Interest expense	(24,375)	(22,090)	(48,287)	(44,183)	(90,606)	(88,274)
Loss on extinguishment of debt	—	(20,901)	—	(21,202)	—	(21,202)
Other income (expense), net	(178)	57	(627)	273	(1,379)	506

Earnings before income taxes	87,412	61,887	53,733	36,780	53,184	54,102

Income tax expense	1,041	764	531	714	2,333	1,916

Net earnings	86,371	61,123	53,202	36,066	50,851	52,186

Net earnings attributable to noncontrolling interest (b)	913	659	619	445	678	688

Net earnings attributable to Ferrellgas Partners, L.P.	85,458	60,464	52,583	35,621	50,173	51,498

Less: General partner’s interest in net earnings	11,955	3,663	526	356	502	515

Common unitholders’ interest in net earnings	$73,503	$56,801	$52,057	$35,265	$49,671	$50,983

Earnings Per Unit
Basic and diluted net earnings per common unitholders’ interest	$0.89	$0.72	$0.63	$0.45	$0.61	$0.64
Dilutive effect of two-class method (c)	0.13	0.04	—	—	—	—
Adjusted net earnings per unit available to common unitholders	$1.02	$0.76	$0.63	$0.45	$0.61	$0.64

Weighted average common units outstanding	82,716.9	79,129.4	82,448.3	79,102.6	81,337.7	79,083.1

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2015	2014	2015	2014	2015	2014

Net earnings attributable to Ferrellgas Partners, L.P.	$85,458	$60,464	$52,583	$35,621	$50,173	$51,498
Income tax expense	1,041	764	531	714	2,333	1,916
Interest expense	24,375	22,090	48,287	44,183	90,606	88,274
Depreciation and amortization expense	23,943	20,643	47,252	40,858	90,596	82,576
EBITDA	134,817	103,961	148,653	121,376	233,708	224,264
Loss on extinguishment of debt	—	20,901	—	21,202	—	21,202
Non-cash employee stock ownership plan compensation charge	3,788	3,636	8,162	6,679	23,272	12,599
Non-cash stock based compensation charge (a)	318	5,919	16,430	10,350	30,588	17,683
Loss on disposal of assets	1,414	1,337	2,375	1,694	7,167	9,724
Other income (expense), net	178	(57)	627	(273)	1,379	(506)
Change in fair value of contingent consideration	(4,500)	—	(6,300)	—	(1,300)	—
Litigation accrual and related legal fees associated with a class action lawsuit	—	—	723	1,325	1,147	1,668
Net earnings attributable to noncontrolling interest (b)	913	659	619	445	678	688
Adjusted EBITDA (d)	136,928	136,356	171,289	162,798	296,639	287,322
Net cash interest expense (e)	(23,287)	(20,980)	(46,177)	(41,566)	(88,297)	(82,863)
Maintenance capital expenditures (f)	(4,624)	(4,446)	(9,712)	(8,583)	(18,802)	(16,123)
Cash paid for taxes	(6)	(178)	(266)	(178)	(904)	(683)
Proceeds from asset sales	1,312	1,165	2,729	2,482	4,771	6,299
Distributable cash flow to equity investors (g)	110,323	111,917	117,863	114,953	193,407	193,952
Distributable cash flow attributable to general partner and non-controlling interest	2,206	2,238	2,357	2,299	3,868	3,879
Distributable cash flow attributable to common unitholders	108,117	109,679	115,506	112,654	189,539	190,073
Less: Distributions paid to common unitholders	41,359	39,573	82,715	79,109	162,922	158,179
Distributable cash flow excess/(shortage)	$66,758	$70,106	$32,791	$33,545	$26,617	$31,894

Propane gallons sales
Retail - Sales to End Users	215,996	246,929	340,143	372,181	619,320	663,425
Wholesale - Sales to Resellers	81,310	95,922	143,245	161,701	276,756	293,865
Total propane gallons sales	297,306	342,851	483,388	533,882	896,076	957,290

Midstream operations (barrels processed)	4,722	—	8,719		11,219	—

(a)  Non-cash stock-based compensation charges consist of the following:

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2015	2014	2015	2014	2015	2014
Operating expense	$67	$1,539	$3,612	$2,337	$6,610	$3,424
General and administrative expense	251	4,380	12,818	8,013	23,978	14,259
Total	$318	$5,919	$16,430	$10,350	$30,588	$17,683

(b)    Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)     FASB guidance regarding participating securities and the two-class method requires the calculation of net earnings per common unitholders’ interest for each period presented according to distributions declared and participation rights in undistributed earnings, as if all of the earnings or loss for the period had been distributed.  In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings to the general partner and a dilution of the earnings to the limited partners. Due to the seasonality of the propane business, the dilution effect of the guidance on the two-class method typically impacts only the three months ending January 31.  This guidance did not result in a dilutive effect for the six and twelve months ended January 31, 2015 and 2014.

(d)    Adjusted EBITDA is calculated as net earnings attributable to Ferrellgas Partners, L.P., income tax expense, interest expense, depreciation and amortization expense, loss on extinguishment of debt, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, loss on disposal of assets, other income (expense), net, change in fair value of contingent consideration, litigation accrual and related legal fees associated with a class action lawsuit and net earnings attributable to noncontrolling interest.  Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(e)     Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the accounts receivable securitization facility.

(f)      Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(g)     Management considers distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	January 31, 2015	July 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$12,356	$8,289
Accounts and notes receivable, net (including $256,112 and $159,003 of accounts receivable pledged as collateral at January 31, 2015 and July 31, 2014, respectively)	273,645	178,602
Inventories	132,273	145,969
Prepaid expenses and other current assets	66,615	32,071
Total Current Assets	484,889	364,931

Property, plant and equipment, net	611,008	611,787
Goodwill	285,617	273,210
Intangible assets, net	308,132	276,171
Other assets, net	57,391	46,171
Total Assets	$1,747,037	$1,572,270

LIABILITIES AND PARTNERS’ DEFICIT

Current Liabilities:
Accounts payable	$101,191	$69,360
Short-term borrowings	67,431	69,519
Collateralized note payable	175,000	91,000
Other current liabilities	147,627	125,161
Total Current Liabilities	491,249	355,040

Long-term debt (a)	1,343,463	1,292,214
Other liabilities	40,360	36,662
Contingencies and commitments

Partners’ Deficit:
Common unitholders (82,717,620 and 81,228,237 units outstanding at January 31, 2015 and July 31, 2014, respectively)	(22,412)	(57,893)
General partner unitholder (835,532 and 820,487 units outstanding at January 31, 2015 and July 31, 2014, respectively)	(60,295)	(60,654)
Accumulated other comprehensive income (loss)	(45,883)	6,181
Total Ferrellgas Partners, L.P. Partners’ Deficit	(128,590)	(112,366)
Noncontrolling Interest	555	720
Total Partners’ Deficit	(128,035)	(111,646)
Total Liabilities and Partners’ Deficit	$1,747,037	$1,572,270

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.